UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2007

Fortress International Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51426	20-2027651
(Commission File Number)	(IRS Employer Identification No.)

9841 Broken Land Parkway, Columbia, Maryland	21046
(Address of Principal Executive Offices)	(Zip Code)

(410) 312-9988

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 14, 2007, Fortress International Group, Inc. (the “Company”) issued a press release reporting its results for the three months ended March 31, 2007, a copy of which was furnished with a report on Form 8-K on May 14, 2007 (the “Form 8-K”). The Company is hereby amending the Form 8-K to report the incorrect recording of interest income earned on the common stock subject to redemption that was not redeemed in connection with the merger. The Company determined that the proper accounting is to treat such interest income as additional capital and not as interest income. Accordingly, the Company’s pre-tax loss for the period increased from $1.3 million as previously reported to $1.56 million. The revised consolidated statement of operations, along with other related disclosures in the accompanying notes, is contained in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress International Group, Inc.
(Registrant)

Date: May 23, 2007	By:	/s/ Thomas P. Rosato
Thomas P. Rosato
Chief Executive Officer